Pangaea Logistics Solutions Ltd. Reports Record Financial Results for the Quarter Ended March 31, 2022
NEWPORT, RI - May 10, 2022 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended March 31, 2022.
1st Quarter Highlights

•Net income attributable to Pangaea Logistics Solutions Ltd. was $20.2 million for the three months ended March 31, 2022, as compared to $5.9 million for the same period of 2021.
◦Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. was $15.7 million, as compared to non-GAAP adjusted net income of $3.8 million for the three months ended March 31, 2021.
◦Adjusted Earnings per share of $0.35, as compared to $0.09 for the same period of 2021.
•Diluted net income per share was $0.45 for the three months ended March 31, 2022, as compared to diluted net income per share of $0.13 for the same period of 2021.
•Pangaea's TCE rates were $26,472 per day for the three months ended March 31, 2022, as compared to $16,524 per day for the three months ended March 31, 2021.
•Adjusted EBITDA was $31.3 million for the three months ended March 31, 2022, as compared to $12.1 million for the same period of 2021.
•At the end of the quarter, Pangaea had $69.9 million in cash and cash equivalents.
•The Company's Board of Directors declared a quarterly cash dividend of $0.075 per common share, to be paid on June 15, 2022, to all shareholders of record as of June 1, 2022.

Mark Filanowski, Chief Executive Officer of Pangaea Logistics Solutions, commented:

“Improving dry bulk market fundamentals resulted in another strong quarter to start 2022 for Pangaea. We were well positioned entering the year after timely expansion of our fleet in 2021, and an early winter ice season seeing greater demand. We aim to extract as much value out of this market as possible and we remain opportunistic in our approach. With the larger owned fleet, and values of older tonnage continuing to appreciate, we announced the sale of the 1999-built Bulk Pangaea for $8.8 million, with the sale expected to close in June. For the first quarter, we generated adjusted EBITDA of $31.3 million and net income of $20.2 million. We achieved TCE rates of $26,472 per day which was a 17% premium over the prevailing market for the quarter.
In response to sanctions against Russia, we have replaced the technical ship managers on our ice class fleet, and we refocused some commercial efforts from the Baltic Sea to the Pacific and North Atlantic basins as new trade routes developed in response. What geopolitical events and macro-economic factors have in store for future shipping markets is up for debate, but we remain ready to adjust our business model to capitalize on new opportunities from these disruptions, as always. With parts of our owned fleet dedicated to long term industrial contract business, our ships well balanced around the globe, and our chartered-in fleet on short term commitments, we feel we have never been in a stronger position as we turn our attention to our summer Arctic shipping ice season.
We are also focused, more and more, on our ports and terminals businesses, especially in areas of tremendous growth. In Sabine, Texas, we are attracting new breakbulk business in green energy systems, and in Brayton Point, Massachusetts we are focusing on wind energy projects and contracts. We are moving infrastructure commodities in US Gulf ports and terminals, and we are working on projects related to infrastructure commodities with partners in the Northeast United States. The complementary services we offer are gaining appreciation of new and established customers. We have created a separate team within Pangaea to operate this part of our business, and we are pleased to have attracted a seasoned veteran of this part of our industry, Brent Mahana, to help spearhead our efforts with cargo and customers.”
Results for the three months ended March 31, 2022 and 2021
Total revenue was $191.8 million for the three months ended March 31, 2022, compared with $125.0 million for the three months ended March 31, 2021. The 53% increase in revenues was mainly attributed to the increase in the average TCE rates achieved by our vessels during the first quarter of 2022 compared to the same period in 2021.
Time Charter Equivalent rate (TCE) was $26,472 per day for the three months ended March 31, 2022, compared to an average of $16,524 per day for the same period in 2021. The average supramax and panamax market index rates for the first quarter of 2022 were $22,637 per day. The Company's achieved TCE rate for the three months ended March 31, 2022 outperformed the average of the Baltic panamax and supramax market indexes and exceeded the average market rates by approximately 17% due to its long-term contracts of affreightment, ("COAs"), its specialized fleet and its cargo-focused strategy.

Liquidity and Cash Flows
Cash and cash equivalents were $69.9 million as of March 31, 2022, compared with $56.2 million on December 31, 2021.
On March 31, 2022 and December 31, 2021, the Company had working capital of $92.4 million and $72.2 million, respectively. Net cash provided by operating activities during the three months ended March 31, 2022 was $32.1 million compared to net cash provided by operating activities of $4.9 million for the three months ended March 31, 2021.
Net cash used in investing activities during the three months ended March 31, 2022 was $18.2 million compared to net cash used in investing activities of $5.5 million for the same period in 2021. The increase was primarily due to the purchase of a Panamax vessel which was delivered in February 2022.

Net cash used in financing activities during the three months ended March 31, 2022 was $0.1 million compared to net cash used in financing activities of $5.9 million for the same period of 2021. During the three months ended March 31, 2022, the Company received $15.0 million in proceeds from finance leases. The Company repaid $3.4 million of long term debt, $3.8 million of finance leases. The Company also paid $2.3 million of cash dividends.

Subsequent Events
On April 20, 2022, the Company signed a memorandum of agreement to sell the m/v Bulk Pangaea for $8.6 million after brokerage commissions. The Company recorded an impairment charge of $3.0 million, and recorded the carrying amount of the vessel as vessels held for sale in its Consolidated Balance Sheet as of March 31, 2022.
Conference Call Details

The Company’s management team will host a conference call to discuss the Company’s financial results on Wednesday, May 11, 2022 at 8:00 a.m., Eastern Time (ET). To access the teleconference, please dial 866-518-6930 (domestic) or 203-518-9797 (international) approximately ten minutes before the teleconference's scheduled start time and reference Conference ID: PANLQ122.

A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for one week following the teleconference and will be accessible by calling 800-938-1584 (domestic) or 402-220-1542 (international).

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Voyage revenue	$176,336,751	$108,817,411
Charter revenue	15,425,652	16,155,116
Total revenue	191,762,403	124,972,527
Expenses:
Voyage expense	65,250,467	47,838,857
Charter hire expense	77,711,607	53,635,342
Vessel operating expense	13,187,833	8,495,503
General and administrative	5,281,388	4,204,898
Depreciation and amortization	7,301,419	4,419,094
Loss on impairment of vessels	3,007,809	—
Total expenses	171,740,523	118,593,694

Income from operations	20,021,880	6,378,833

Other income (expense):
Interest expense, net	(3,371,173)	(1,956,806)
Income attributable to Non-controlling interest recorded as long-term liability interest expense	(1,840,333)	(270,665)
Unrealized gain on derivative instruments, net	7,500,314	2,022,372
Other income	137,207	333,458
Total other income, net	2,426,015	128,359

Net income	22,447,895	6,507,192
Income attributable to non-controlling interests	(2,279,930)	(653,021)
Net income attributable to Pangaea Logistics Solutions Ltd.	$20,167,965	$5,854,171

Earnings per common share:
Basic	$0.45	$0.13
Diluted	$0.45	$0.13

Weighted average shares used to compute earnings per common share:
Basic	44,388,960	43,971,352
Diluted	45,192,983	44,549,286

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$69,921,488	$56,208,902
Accounts receivable (net of allowance of $2,687,328 and $1,990,459 at March 31, 2022 and December 31, 2021, respectively)	41,365,826	54,259,265
Bunker inventory	39,208,774	27,147,760
Advance hire, prepaid expenses and other current assets	47,596,006	46,347,687
Vessel held for sale	8,575,000	—
Total current assets	206,667,094	183,963,614

Fixed assets, net	474,297,275	471,912,810
Advances for vessel purchases	—	1,990,000
Finance lease right of use assets, net	45,877,296	45,195,759
Other non-current Assets	4,017,535	3,961,823
Total assets	$730,859,200	$707,024,006

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$56,525,277	$49,154,439
Related party debt	242,852	242,852
Deferred revenue	25,898,849	32,205,312
Current portion of secured long-term debt	15,317,100	15,443,115
Current portion of finance lease liabilities	16,057,036	14,479,803
Dividend payable	197,741	213,765
Total current liabilities	114,238,855	111,739,286

Secured long-term debt, net	102,715,922	105,836,797
Finance lease liabilities, net	180,364,245	170,959,553
Long-term liabilities - other	17,147,309	17,806,976

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 45,991,977 shares issued and outstanding at March 31, 2022; 45,617,840 shares issued and outstanding at December 31, 2021	4,599	4,562
Additional paid-in capital	162,074,419	161,534,280
Retained earnings	103,554,744	85,663,375
Total Pangaea Logistics Solutions Ltd. equity	265,633,762	247,202,217
Non-controlling interests	50,759,107	53,479,177
Total stockholders' equity	316,392,869	300,681,394
Total liabilities and stockholders' equity	$730,859,200	$707,024,006

Pangaea Logistics Solutions, Ltd.
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2022	2021
Operating activities	Unaudited	Unaudited
Net income	$22,447,895	$6,507,192
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	7,301,419	4,419,094
Amortization of deferred financing costs	256,830	163,800
Amortization of prepaid rent	30,484	28,814
Unrealized gain on derivative instruments	(7,500,314)	(2,022,372)
Income from equity method investee	(137,207)	(333,458)
Earnings attributable to non-controlling interest recorded as other long term liability	1,840,333	270,665
Provision for doubtful accounts	696,869	176,984
Loss on impairment of vessels	3,007,809	—
Drydocking costs	(1,638,364)	(1,110,694)
Share-based compensation	827,806	947,552
Change in operating assets and liabilities:
Accounts receivable	12,196,570	(278,735)
Bunker inventory	(12,061,014)	338,272
Advance hire, prepaid expenses and other current assets	6,255,996	(2,166,945)
Accounts payable, accrued expenses and other current liabilities	4,843,359	(2,852,717)
Deferred revenue	(6,306,463)	852,697
Net cash provided by operating activities	32,062,008	4,940,149

Investing activities
Purchase of vessels and vessel improvements	(18,261,685)	(5,467,178)
Purchase of fixed assets and equipment	(67,178)	—
Contribution to non-consolidated subsidiaries	81,495	—
Net cash used in investing activities	(18,247,368)	(5,467,178)

Financing activities
Payments of financing fees and issuance costs	(331,317)	(112,333)
Payments of long-term debt	(3,353,207)	(2,973,139)
Proceeds from finance leases	15,000,000	—
Payments of finance lease obligations	(3,837,280)	(1,729,753)
Dividends paid to non-controlling interests	(5,000,000)	—
Accrued common stock dividends paid	(2,292,620)	(906,899)
Cash paid for incentive compensation shares relinquished	(287,630)	(129,190)
Net cash used in financing activities	(102,054)	(5,851,314)

Net increase (decrease) in cash and cash equivalents	13,712,586	(6,378,343)
Cash and cash equivalents at beginning of period	56,208,902	48,397,216
Cash and cash equivalents at end of period	$69,921,488	$42,018,873

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net Transportation and Service Revenue
Gross Profit	$28,329,468	$10,615,433
Add:
Vessel Depreciation and Amortization	7,283,028	4,387,392
Net transportation and service revenue	$35,612,496	$15,002,825

Adjusted EBITDA
Net Income	22,447,895	6,507,192
Interest expense, net	5,211,506	2,227,471
Depreciation and amortization	7,301,419	4,419,094
EBITDA	34,960,820	13,153,757
Non-GAAP Adjustments:
Loss on impairment of vessels	3,007,809	—
Share-based compensation	827,806	947,552
Unrealized gain on derivative instruments, net	(7,500,314)	(2,022,372)
Adjusted EBITDA	$31,296,121	$12,078,937

Earnings Per Common Share
Net income attributable to Pangaea Logistics Solutions Ltd.	$20,167,965	$5,854,171

Weighted average number of common shares outstanding - basic	44,388,960	43,971,352
Weighted average number of common shares outstanding - diluted	45,192,983	44,549,286

Earnings per common share - basic	$0.45	$0.13
Earnings per common share - diluted	$0.45	$0.13

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$20,167,965	$5,854,171
Non-GAAP
Add: loss on impairment of vessels	3,007,809	—
Unrealized gain on derivative instruments	(7,500,314)	(2,022,372)
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$15,675,460	$3,831,799

Weighted average number of common shares - basic	44,388,960	43,971,352
Weighted average number of common shares - diluted	45,192,983	44,549,286

Adjusted EPS - basic	$0.35	$0.09
Adjusted EPS - diluted	$0.35	$0.09

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation and other non-operating income and/or expense, if any. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Emily Blum
Chief Financial Officer	Prosek Partners
401-846-7790	973-464-5240
Investors@pangaeals.com	eblum@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.